Exhibit 10.18

SERIES B EXCHANGE AGREEMENT

THIS SERIES B EXCHANGE AGREEMENT (this “Agreement”), dated as of February 23, 2018 (the “Closing Date”), is entered into by and between Tapinator, Inc., a Delaware corporation (the “Company”), and the party identified as “Holder” on the signature page hereto (the “Holder”).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of June 19, 2015 (the “Purchase Agreement”), between the Company and Hillair Capital Investments L.P. (“Hillair”), the Company issued to the Hillair (i) an 8% Original Issue Discount Senior Secured Convertible Debenture (the “2015 Debenture”) with an original principal amount of $2,240,000, (ii) Series A Common Stock purchase warrants (the “Series A Warrants”) to purchase up to 10,926,829 shares of Common Stock and (iii) Series B Common Stock purchase warrants (the “Series B Warrants”) to purchase up to 10,926,829 shares of Common Stock (collectively, the terms of which are referred to herein as the “Original Hillair Financing”);

WHEREAS, pursuant to that certain Securities Exchange and Amendment Agreement dated June 28, 2016, between the Company and Hillair whereby the parties agreed to modify the terms of the Original Hillair Financing and pursuant to which the Company (i) issued to Hillair a new 8% Original Issue Discount Senior Secured Convertible Debenture (the “2016 Debenture”) with an original principal amount of $2,394,000 with a conversion price of $0.25 in exchange for the 2015 Debenture, (ii) extended the maturity date of Series A Warrants from June 22, 2020 until July 28, 2021, (iii) cancelled the Series B Warrants and (iv) issued to Hillair 420 shares of Series A Convertible Preferred Stock (the “Series A Shares”) which may be exercised for up to 1,680,000 shares of Company’s common stock (collectively, the terms of which are referred to herein as the “First Hillair Restructuring”);

WHEREAS, pursuant to that certain Amendment Agreement and the Exchange Agreement, dated June 6, 2017, between the Company and Hillair whereby the parties agreed to modify the terms of the First Hillair Restructuring and pursuant to which the following material terms of the First Hillair Restructuring were amended: (i) the maturity date of 2016 Debenture was extended from May 1, 2018 until July 31, 2018, the conversion price was reduced from $0.25 to $0.20, the Company was no longer required to redeem any portions of the outstanding balance or accrued interest prior to the maturity date and the interest payment dates shall be adjusted and (ii) the Series A Warrants were exchanged in their entirety (and thus cancelled) for the issuance of 1,500 shares of Series A-1 Convertible Preferred Stock (the “Series A-1 Shares”) which may be exercised for up to 6,000,000 shares of Company’s common stock (collectively, the terms of which are referred to herein as the “Second Hillair Restructuring”);

WHEREAS, on September 7, 2017, in accordance with Section 5.7 of the Purchase Agreement, Hillair assigned all of its rights under the Purchase Agreement and the Transaction Documents and any and all amendments thereto through the date of transfer relating to ownership of the Securities to HSPL, LLC (“HSPL”);

WHEREAS, on January 22, 2018, HSPL converted all of the Series A-1 Shares into 6,000,000 shares of the Company’s common stock;

WHERES, on the Closing Date, the Company shall pay to HSPL $1,200,000 in cash for a net reduction of the principal amount of the 2016 Debenture of $1,142,857 after giving effect to a 5% prepayment penalty which shall result in a remaining principal balance of $1,017,143 plus all accrued but unpaid interest of the 2016 Debenture and

WHEREAS, pursuant to the terms herein, the Company and Holder have agreed to exchange the 2016 Debenture (including all outstanding but unpaid principal and interest) and all of the Series A Shares for new securities of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agrees as follows:

1.           Incorporation of Preliminary Statements and Acknowledgement; Definitions. The preliminary statements set forth above by this reference hereto are hereby incorporated into this Agreement. Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefor in the Purchase Agreement. In addition, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Transaction Documents” means this Agreement and the Certificate of Designation (as defined in Section 2 below).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) up to 1,000,000 shares of Common Stock (subject to adjustment for reverse and forward stock splits and the like)(or options exercisable into such number of shares) in the aggregate; provided there are no equity or price resets or anti-dilution provisions attached to such securities that would cause a greater number of shares to be issued at some point after issuance and (e) underwritten primary and secondary offerings.

“Lien” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 4(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Series B Preferred Stock (as defined in Section 2 below) and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB or the OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Action Stock Transfer with an address at 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series B Preferred Stock.

2.     Exchange. The Company agrees to issue to the Holder 1,854 shares of Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) with the terms set forth in the certificate of designation (the “Certificate of Designation”) that is attached hereto as Exhibit A, in exchange for the 2016 Debenture (including all outstanding but unpaid principal and interest) and all of the Series A Shares. The Company shall file the Certificate of Designation with the State of Delaware and shall deliver to the Holder evidence of such filing and the acceptance thereof by the State of Delaware, which shall be reasonably satisfactory to the Holder and shall deliver a copy of the Holder’s Series B Preferred Stock certificate on the date hereof, with the original certificate in the names and denominations set forth on Schedule 2 hereto within two Trading Days from the date hereof. Upon the Closing, the Company will deliver to the Holder a legal opinion of its regularly employed attorney in the form annexed hereto as Exhibit B.

3.     Cancellation of 2016 Debentures and Series A Shares. The Company and the Holder agree that, upon issuance of the Series B Preferred Stock, the 2016 Debenture and all of the Series A Shares will be deemed cancelled in full and of no further force or effect and will destroy all certificates and/or documents with the Company’s original signature evidencing the 2016 Debentures and the Series A Shares. The Holder agrees that, upon issuance and delivery by the Company of the Series B Preferred Stock, all executory and other provisions of the Transaction Documents (including all agreements and documents relating to any amendments and exchanges thereto, including, but not limited to, the First Hillair Refinancing and the Second Hillair Refinancing) will be deemed cancelled in full and of no further force or effect with respect to the Company or the Holder except that (i) the defined terms set forth in Section 1.1 of the Purchase Agreement shall survive solely to the extent necessary to provide meaning to certain terms in this Agreement and (ii) all rights to indemnification shall remain in full force and effect; provided, however, all rights to indemnification shall terminate eighteen months after the date upon which no Holder continues to hold Securities. Additionally, simultaneously with the issuance and delivery by the Company of the Series B Preferred Stock, (i) the Holder, or in the alternative the Company, shall cause the filing of UCC-3’s to terminate all of the UCC-1’s filed pursuant to the Transaction Documents, if any; (ii) the Holder will return to the Company the original Pledged Securities and corresponding stock powers; and (iii) the Holder will return to the Company the original Pledged Shares (as defined in the Pledge and Security Agreement entered into in connection with the Purchase Agreement) and corresponding stock powers.

4.     Representations and Warranties. The Company hereby makes to HSPL, as one of the Holders, the following representations and warranties:

(a)     Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 4.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)     Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Exchange Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Exchange Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Exchange Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Exchange Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined in Section 4(e) below). This Agreement and each other Exchange Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)     No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Exchange Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)     Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Exchange Transaction Documents, other than: (i) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)     Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Exchange Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Exchange Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Exchange Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Exchange Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)     Capitalization. The capitalization of the Company is as set forth on Schedule 4.1(g)(1), which Schedule 4.1(g)(1) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 4.1(g)(2), the Company has not issued any capital stock since its most recently filed periodic or supplemental information report with the OTC Markets, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Exchange Transaction Documents. Except as set forth on Schedule 4.1(g)(1) and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Holder) and, except as set forth on Schedule 4.1(g)(2) will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The company does not have any stock appreciation rights or “phantom stock” plans or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)     OTC Financials; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the OTC Markets, which can be found at www.otcmarkets.com/stock/TAPM/quotes, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “OTC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such OTC Reports prior to the expiration of any such extension. As of their respective dates, none of the OTC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the OTC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the OTC Markets with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)     Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the OTC Reports, except as specifically disclosed in a subsequent OTC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, and (C) liabilities set forth on Schedule 4.1(i), (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans or as set forth on Schedule 4.1(i). The Company does not have pending requests before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 4.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 5 Trading Days prior to the date that this representation is made.

(j)     Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Exchange Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)     Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)     Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in the case of each of clauses (i) – (iii), as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)     Environmental Laws.     The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws tic induct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where in each of clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)     Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the OTC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)     Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)     Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the OTC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Except as set forth on Schedule 4.1(p), neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the OTC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)     Insurance. The Company and the Subsidiaries maintains the insurance set forth on Schedule 4.1(q), which includes directors’ and officers’ liability insurance, which the Company reasonably believes are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged given the size and financial condition of the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)     Transactions With Affiliates and Employees. Except as disclosed on Schedule 4.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)     Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the most recently filed quarterly OTC Report, , there have been no changes in the internal control over financial reporting that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)     Certain Fees. No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Exchange Transaction Documents. The Holders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 4.1(t) that may be due in connection with the transactions contemplated by the Exchange Transaction Documents.

(u)     Private Placement. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the exchange, offer and sale of the Securities by the Company to the Holder as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v)     Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)     Registration Rights. Except as set forth on Schedule 4.1(w), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(x)     Listing and Maintenance Requirements. The Company’s Common Stock is listed on the OTCQB maintained by the OTC Markets Group, Inc. under the symbol TAPM. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y)     Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Holder as a result of the Holder and the Company fulfilling their obligations or exercising their rights under the Exchange Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Holder’ ownership of the Securities.

(z)     Disclosure. All of the disclosure furnished by or on behalf of the Company in the Disclosure Schedules to this Agreement and the OTC Markets, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as subsequently disclosed or updated in a press release or in an OTC Report, the press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company.  Iinformation disclosed in one Schedule shall be deemed disclosed in any other Schedule unless there is an explicit cross reference to such other Schedule. The Company acknowledges and agrees that no Holder makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof.

(aa)     Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 4.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)     Tax Status.      Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, or has properly filed extensions with respect thereto, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations except for taxes due for which appropriate extensions have been filed, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc)     No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Holder and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)     Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ee)     Accountants. The Company’s accounting firm is set forth on Schedule 4.1(ee) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act and shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2017.

(ff)     No Disagreements with Accountants and Lawyers. Except as set forth on Schedule 4.1(ff), there are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company or formerly employed by the Company since June 2014 and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Exchange Transaction Documents.

(gg)     Acknowledgment Regarding Holder’s Purchase of Securities. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length Holder with respect to the Exchange Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange Transaction Documents and the transactions contemplated thereby and any advice given by the Holder or any of their respective representatives or agents in connection with the Exchange Transaction Documents and the transactions contemplated thereby is merely incidental to the Holder’s purchase of the Securities. The Company further represents to the Holder that the Company’s decision to enter into this Agreement and the other Exchange Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)     Acknowledgment Regarding Holder’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Holder has not been asked by the Company to agree, nor has the Holder agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Holder, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Holder, and counter-parties in “derivative” transactions to which the Holder is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Holder shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Holder may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Exchange Transaction Documents.

(ii)     Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(jj)     Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s 2015 Equity Incentive Plan, as amended, and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(kk)     Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ll)     U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Holder’s request.

(mm)     Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn)     Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(oo)     No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Holder a copy of any disclosures provided thereunder.

(pp)     Notice of Disqualification Events. The Company will notify the Holder in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(qq)      Tacking of Securities. The Company represents that the holding period of the Series B Preferred Stock and the Underlying Shares issuable upon conversion thereof tacks to the holding period of the 2015 Debenture which commenced on June 19, 2015 and was uninterrupted since such date. The Company represents transactions contemplated hereby and all other documents associated with this transaction comport with the requirements of Section 3(a)(9) of the Securities Act for which such Securities were exchanged for Rule 144 purposes. The Company acknowledges that in conjunction with of the transactions described in this Agreement the holder of the instruments being exchanged pursuant to this Agreement for Series B Preferred Stock and contemporaneously herewith is deemed to have transferred the exchanged instruments to the recipients thereof identified on the signature pages hereto for the purpose of such recipients being deemed the holders of such exchanged instruments and effectuating the exchange hereunder of such exchanged instruments for Series B Preferred Stock as if such recipients were identified as Holders in the first paragraph of this Agreement. Such intended recipients of Series B Preferred Stock identified on the signature pages hereto are intended to be the direct recipients of the Series B Preferred Stock designated on the signature pages hereto. Therefore, the recipients identified on the signature pages hereto are deemed for all purposes Holders pursuant to the Exchange Transaction Documents including but not limited to having made the representations contained in Section 5 and being subject to and the beneficiaries of all the rights, benefits and obligations of a Holder hereunder. The Company agrees not to take a position contrary to this paragraph provided that all of the representations and warranties of a Holder are true in all material respects as of the Closing date and the date of a sale of any Underlying Securities. If requested by a Holder at such time that the Underlying Shares may be sold pursuant to Rule 144 or Section 4(a)(1) of the Securities Act, the Company shall, at its own cost and expense, promptly, and in any event within 3 Trading Days of such request, provide a legal opinion of outside counsel reasonably acceptable to Holder opining to the immediate availability of Rule 144 or Section 4(a)(1) of the Securities Act for the resale of the Underlying Shares. As of the Closing Date, the Company represents and warrants that the Securities are available for resale without restrictive legend pursuant to Section 4(a)(1) of the Securities Act, subject to the limitations and requirements of Section 4(a)(1).

(rr)     No Integrated Offering. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 4, neither the Company, nor, to the knowledge of the Company, any of its Affiliates, nor any Person acting on its or, to the knowledge of the Company, their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(ss)     Reporting Company/Shell Company. The Company is not a publicly-held company subject to reporting obligations pursuant to Section 12(g) of 15(d) of the Exchange Act. As of the Closing Date, the Company is not a “shell company” as such term is employed in Rule 144.

(tt)     Survival. The foregoing representations and warranties shall survive the Closing Date.

5.     Representations and Warranties of the Holder. The Holder hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein):

(a)     Organization; Authority. The Holder is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Holder of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)     Experience of Holder.  Each Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Each Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(c)     Communication of Offer. No Holder is purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(d)     Information on Company. Each Holder has been furnished with or has had access to the OTC Reports during the period from the date that is two years preceding the date hereof through the tenth Trading Day preceding the Closing Date in which such Holder purchases Securities. Holders are not deemed to have any knowledge of any information not included in the OTC Reports unless such information is delivered in the manner described in the next sentence.  In addition, such Holder may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Holder has requested under a confidentiality agreement (such other information is collectively, the “Other Written Information”), and considered all factors such Holder deems material in deciding on the advisability of investing in the Securities.  Such Holder was afforded (i) the opportunity to ask such questions as such Holder deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Holder to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(e)     Securities Act Representations. The Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Holder acknowledges it is contemplating selling certain of the Series B Preferred Stock immediately subsequent to the execution of this Agreement but that such transfer shall be accomplished in full compliance with the provisions of the Securities Act. The Holder understands that the Underlying Shares are not eligible for issuance without a restrictive legend under Rule 144 unless the Company is in compliance with the requirements of Rule 144(i). Unless another exemption is available, such Holder is acquiring the Securities hereunder in the ordinary course of its business.

(f)     Holder Status. At the time the Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Series B Preferred Stock it will be, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(g)      Survival. The foregoing representations and warranties shall survive the Closing Date.

The Company acknowledges and agrees that the representations contained in Section 5 shall not modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

6.         Other Agreements of the Parties.

6.1       Transfer Restrictions.

(a)     Securities Laws. The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 or pursuant to Section 4(a)(1) of the Securities Act, to the Company or to an Affiliate of a Holder or in connection with a pledge as contemplated in Section 6.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Holder under this Agreement and the other Exchange Transaction Documents.

(b)          Legend. The Holders agree to the imprinting, so long as is required by this Section 6.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES [FOR] WHICH THIS SECURITY IS CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  TO THE EXTENT PERMITTED BY APPLICABLE SECURITIES LAWS, THIS SECURITY [AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)     Pledge. The Company acknowledges and agrees that a Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Holder may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At such Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including, if the Securities are subject to registration pursuant to Section , the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(d)     Legend Removal.     Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 or Section 4(a)(1), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, assuming the requesting Holder is not an Affiliate of the Company (the “Legal Opinion Requirement”). If all or any portion of Series B Preferred Stock is converted, at a time when there is an effective registration statement to cover the resale of the Underlying Shares or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 6.1(d), it will, no later than two (2) Trading Days following the delivery by a Holder to the Company or the Transfer Agent of a certificate representing the Underlying Shares issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate representing such Underlying Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6. In lieu of delivering physical certificates representing the unlegended shares, upon request of a Holder, so long as the certificates therefor do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the unlegended shares by crediting the account of Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

(e)     Legend Removal Default. In addition to such Holder’s other available remedies, the Company shall pay to a Holder, in cash, as partial liquidated damages and not as a penalty, for each $100 of Underlying Shares (based on the Stated Value of the Series B Preferred Stock converted for such Underlying Shares) delivered for removal of the restrictive legend and subject to Section 6.1(c), $1.00 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $2.00 per Trading Day after the second Trading Day) until such certificate is delivered without a legend. Nothing herein shall limit such Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Exchange Transaction Documents, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(f)      DWAC. In lieu of delivering physical certificates representing the unlegended shares, upon request of a Holder, so long as the certificates therefor do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the unlegended shares by crediting the account of Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

(g)     Injunction. In the event a Holder shall request delivery of Underlying Shares as described in this Section 6.1 and the Company is required to deliver such Securities, the Company may not refuse to deliver such Securities based on any claim that such Holder or anyone associated or affiliated with such Holder has not complied with Holder’s obligations under the Exchange Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended Securities shall have been sought and obtained by the Company and a bond posted for not less than the Stated Value of the Series B Preferred Stock in connection with such injunction is sought.

(h)     Buy-In. In addition to any other rights available to Holder, if the Company fails to deliver to a Holder Shares as required pursuant to this Agreement and after the Legend Removal Date, the Holder, or a broker on the Holder’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock which the Holder was entitled to receive in unlegended form from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount, if any, by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as unlegended Shares, together with interest thereon at a rate of 12% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as unlegended shares, the Company shall be required to pay the Holder $1,000, plus interest, if any. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

6.2    Furnishing of Information; Public Information.

(a)      Until the earlier of the time that (i) Securities are no longer held by the Holder, or (ii) three (3) years after the Closing Date, the Company covenants to provide current information on the EDGAR system or OTCMarkets.com all reports which would be required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)           At any time commencing on the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c), make available publicly information of the type which would allow the Holder to rely on Section 4(a)(1) of the Securities Act for unlegended and unrestricted resale of the Underlying Shares, or satisfy the Legal Opinion Requirement (a “Public Information Failure”) then, in addition to such Holder’s other available remedies, the Company shall pay to a Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1%) of the aggregate Stated Value of the Series B Preferred Stock and Underlying Shares into which such Series B Preferred Stock was converted, then held by such Holder on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Holders to transfer the Underlying Shares pursuant to Rule 144 or Section 4(a)(1). The payments to which a Holder shall be entitled pursuant to this Section 6.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Holder’s right to pursue actual damages for the Public Information Failure, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

6.3     Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities by the Company in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.4           Securities Laws Disclosure; Publicity.  The Company shall, by 9:00 a.m. (New York City time) on the second (2nd) Trading Day immediately following the Closing Date, file a Supplemental Report with the OTC Markets Group disclosing the material terms of the transactions contemplated hereby, including the Exchange Transaction Documents as exhibits thereto. Subsequent to March 5, 2018, the Company represents to the Holders that it shall have publicly disclosed all material, non-public information delivered to any of the Holders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Exchange Transaction Documents. The Company and each Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Holder, or without the prior consent of each Holder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Holder, or include the name of any Holder in any filing with the Commission or any regulatory agency or Trading Market unless the name of such Holder is already included in the body of the Exchange Transaction Documents, without the prior written consent of such Holder, except: (a) as required by federal securities law in connection with the filing of final Exchange Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holders with prior notice of such disclosure permitted under this clause (b).

6.5           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Exchange Transaction Documents and after the Closing date, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Holder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Holder shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

6.6           Indemnification of Holders.   Until eighteen months after the date upon which no Holder continues to hold Securities and subject to the provisions of this Section 6.6, the Company will indemnify and hold each Holder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Exchange Transaction Documents or (b) any action instituted against the Holder Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Holder Party, with respect to any of the transactions contemplated by the Exchange Transaction Documents (unless such action is based upon a breach of such Holder Party’s representations, warranties or covenants under the Exchange Transaction Documents or any agreements or understandings such Holder Party may have with any such stockholder or any violations by such Holder Party of Securities Laws or any conduct by such Holder Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such Holder Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Holder Party.  Any Holder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such Holder Party’s counsel, a material conflict on any material issue between the position of the Company and the position of such Holder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Holder Parties.  The Company will not be liable to any Holder Party under this Agreement (iv) for any settlement by a Holder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (v) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Holder Party’s breach of any of the representations, warranties, covenants or agreements made by such Holder Party in this Agreement or in the other Exchange Transaction Documents. The indemnification required by this Section 6.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Holder Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

6.7          Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and prior to the Closing, the Company shall apply to list or quote all of the Underlying Shares on such Trading Market and use commercially reasonable efforts to secure the listing of all of the Underlying Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then use commercially reasonable efforts to continue the listing or quotation and trading of its Common Stock on a Trading Market until the later of (i) the three (3) year anniversary of the Closing Date, and (ii) the date no Series B Preferred Stock is outstanding, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market until such later date.

6.8        Reimbursement. If any Holder becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Holder to or with any current stockholder and except relating to a Proceeding by or against any Person who is a Holder as of the Closing Date or becomes a Holder subsequent to the Closing Date), solely as a result of such Holder’s acquisition of the Securities under this Agreement, the Company will reimburse such Holder for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Holders who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Holders and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Holders and any such Affiliate and any such Person. The Company also agrees that neither the Holders nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

6.9        Equal Treatment of Holders.  No consideration (including any modification of any Exchange Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Exchange Transaction Documents unless the same consideration is also offered to all of the Holders that are parties to such Exchange Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder, and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

6.10         Participation in Future Financing.

(a)     For so long as all Holders in the aggregate own more than 515 shares of the Series B Preferred Stock, upon any proposed issuance by the Company of Common Stock and/or Common Stock Equivalents for cash consideration, indebtedness or a combination thereof, other than (i) a rights offering to all holders of Common Stock (which must include extending such rights offering to holders of Series B Preferred Stock), or (ii) an Exempt Issuance (each a “Subsequent Financing”), a Holder shall have the right to participate in an amount up the Holder’s Pro Rata Share (as defined below) of a Subsequent Financing (the “Participation Maximum”) held on the closing date of such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing, unless the Subsequent Financing is (i) an underwritten public offering, in which case the Company shall notify each Holder of such public offering when it is lawful for the Company to do so, but no Holder shall be entitled to purchase any particular amount of such public offering without the approval of the lead underwriter of such underwritten public offering or (ii) an a bona fide offering to a strategic investor. For the purposes of clarity, the rights of any Holder under this Section 6.10 shall not apply to any issuance of equity (including but not limited to Common Stock and/or Common Stock Equivalents) of any Subsidiary of the Company. For the purposes of this Section 6.10, “Holder’s Pro Rata Share” means the ratio of (a) the number of shares of the Company’s Common Stock issued or issuable upon conversion of the shares of Series B Preferred Stock owned by such Holder to (b) all shares of the Company’s capital stock (on an as-converted basis) issued and outstanding, assuming exercise or conversion of all options, warrants and other convertible securities.

(b)     At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Holder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Holder if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Holder, and only upon a request by such Holder, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Holder. The requesting Holder shall be deemed to have acknowledged that the Subsequent Financing Notice may contain material non-public information. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)     Any Holder desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Holders have received the Pre-Notice that the Holder is willing to participate in the Subsequent Financing, the amount of such Holder’s participation, and representing and warranting that such Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Holder as of such fifth (5th) Trading Day, such Holder shall be deemed to have notified the Company that it does not elect to participate.

(d)     If by 5:30 p.m. (New York City time) on the fifth (5th ) Trading Day after all of the Holders have received the Pre-Notice, notifications by the Holders of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may affect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice and the Holders shall simultaneously affect their portion of such Subsequent Financing as set forth in their notifications to the Company consistent with the terms set forth in the Subsequent Financing Notice.

(e)     If by 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after all of the Holders have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Holders seeking to purchase more than the aggregate amount of the Participation Maximum, each such Holder shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the principal amount of Notes purchased hereunder and in the Prior Offerings by a Holder participating under this Section 6.10 and (y) the sum of the aggregate principal amounts of Notes purchased hereunder by all Holders hereunder and in the Prior Offerings, participating under this Section 6.10.

(f)     The Company must provide the Holders with a second Subsequent Financing Notice, and the Holders will again have the right of participation set forth above in this Section 6.10, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) Trading Days after the date of the initial Subsequent Financing Notice.

(g)     The Company and each Holder agree that if any Holder elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder (for avoidance of doubt, the securities purchased in the Subsequent Financing shall not be considered securities purchased hereunder) or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Holder.

(h)     Notwithstanding anything to the contrary in this Section 6.10 and unless otherwise agreed to by such Holder, the Company shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by the seventeenth (17th) Trading Day following delivery of the Subsequent Financing Notice. If by such seventeenth (17th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

6.11        Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Exchange Transaction Documents, including, without limitation, its obligation to issue the Series B Preferred Stock pursuant to the Exchange Transaction Documents, are unconditional and absolute, but subject to the terms and conditions of the Exchange Transaction Documents, and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Holder and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

6.12     Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

6.13     DTC Program. At all times that the Series B Preferred Stock is outstanding, the Company will employ as the transfer agent for the Common Stock a participant in the Depository Trust Company Automated Securities Transfer Program and the Company will use its “best efforts” to cause the Common Stock to be transferable pursuant to such program.

6.14     Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the sale of the Securities by the Company under this Agreement as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Holders at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

6.15     Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Holder is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Holder could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Exchange Transaction Documents or under any other agreement between the Company and the Holders.

6.16     Subsequent Equity Sales.

(a)     From the date hereof and until July 31, 2018, the Company will not, without the consent of the Holders, issue or agree to issue any debt which is convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or Common Stock Equivalents.

(b)     Notwithstanding the requirements of Section 6.16(a) above, from the date hereof and for so long as all Holders in the aggregate own more than 515 shares of Series B Preferred Stock, the Company will not, without the consent of the Holders, enter into any Equity Line of Credit or similar agreement, issue or agree to issue Variable Priced Equity Linked Instruments nor issue or agree to issue any of the foregoing or equity with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like) (collectively, a “Variable Rate Transaction”). For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company, its Subsidiaries and an investor or underwriter whereby the Company or its Subsidiaries has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or Common Stock Equivalents or any of the foregoing at a price that can be reduced either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s or its Subsidiaries’ Common Stock since date of initial issuance or upon the issuance of any debt, equity or Common Stock Equivalent unless such adjustment is calculated pursuant to a standard weighted average formula, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company or its Subsidiaries is required or has the option to (or any investor in such transaction has the option to require the Company or its Subsidiaries to make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company or its Subsidiaries) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual net cash amount received by the Company in consideration of the original issuance of such convertible instrument.

6.17     Registration Rights. In the event the outside legal counsel to the Company determines in good faith, and upon reasonable consultation with legal counsel to the Holder, that the Underlying Shares are no longer eligible for sale without restrictive legend under Rule 144, Section 4(a)(1), or some other exemption under the Securities Act, the Company agrees to include such Underlying Shares in the next registration statement it files with the Securities and Exchange Commission, subject to limitations imposed by Rule 415 or other rules under the Securities Act and contractual commitment regarding registration rights between the Company and other third-party Persons.

7.       Miscellaneous.

7.1     Fees and Expenses.  Except as expressly set forth in the Exchange Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other similar taxes and duties levied in connection with the delivery of any Securities to the Holders. At the Closing, the Company agrees to pay the legal fees of Holder’s attorney an amount up to $40,000 for reasonable fees and expense actually incurred in connection with the negotiation, execution and delivery of the Exchange Transaction Documents (of which $25,000 has previously been advanced by the Company).

7.2      Entire Agreement.  The Exchange Transaction Documents, together with the exhibits and schedules thereto, and including the Company’s disclosure schedules, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3     Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Tapinator Inc., 110 W. 40th Street, Suite 1902, New York, NY 10018, Attn: Andy Merkatz, President, e-mail: andy@tapinator.com, with a copy by fax only to (which shall not constitute notice): Quick Law Group PC, 1035 Pearl Street, Suite 403, Boulder, CO 80302, Attn: Jeffrey M. Quick, Esq., fax: (303) 845-7315, email: jquick@quicklawgroup.com, and (ii) if to the Holders, to: the addresses and fax numbers indicated on the signature pages hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, Attn: Edward M. Grushko, Esq., fax: (212) 697-3575, email: ed@grushkomittman.com.

7.4           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders holding at least a majority of the component of the affected Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. As employed herein, “consent” shall mean consent of the holders of the majority of the then outstanding effected component of the Securities on the date such consent is requested or required.

7.5           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder (other than by merger).  Any Holder may assign any or all of its rights under this Agreement to any Person to whom such Holder assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Exchange Transaction Documents that apply to the “Holders.”

7.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 7.6.

7.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Exchange Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Exchange Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Exchange Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Exchange Transaction Documents, then in addition to the obligations of the Company under Section 7.8, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.9         Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities at the Closings for the applicable statute of limitations.

7.10         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.11         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.12         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Exchange Transaction Documents, whenever any Holder exercises a right, election, demand or option under an Exchange Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of Series B Preferred Stock, the applicable Holder shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Holder of the aggregate exercise price paid to the Company for such shares and the restoration of such Holder’s right to acquire such shares pursuant to such Series B Preferred Stock (including, issuance of replacement of Series B Preferred Stock certificate evidencing such restored right).

7.13         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon surrender and cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, destruction, or mutilation, and of the ownership of such Security.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity and bonds) associated with the issuance of such replacement Securities.

7.14         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Holders and the Company will be entitled to specific performance under the Exchange Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Exchange Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.15         Payment Set Aside.  To the extent that the Company makes a payment or payments to any Holder pursuant to any Exchange Transaction Document or a Holder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.16         Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder under any Exchange Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under any Exchange Transaction Document.  Nothing contained herein or in any other Exchange Transaction Document, and no action taken by any Holder pursuant hereof or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Exchange Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Exchange Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has been represented by its own separate legal counsel in its review and negotiation of the Exchange Transaction Documents. The Company has elected to provide all Holders with the same terms and Exchange Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Holders.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Exchange Transaction Document is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders. No Holder shall act in concert, as a group, or together with any other Holder with regard to any vote of the stockholders of the Company.

7.17         Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Exchange Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts due thereunder have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

7.18         Saturdays, Sundays, Holidays, etc.     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

7.19         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Exchange Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Exchange Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Exchange Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.20     Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Holder in order to enforce any right or remedy under any Exchange Transaction Document. Notwithstanding any provision to the contrary contained in any Exchange Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Exchange Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Exchange Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Exchange Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Exchange Transaction Documents from the Closing Date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Exchange Transaction Documents, such excess shall be applied by such Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

7.21         WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Series B Exchange Agreement is executed as of the date first set forth above.

TAPINATOR, INC.

By:	/s/ Andrew Merkatz
Name: Andrew Merkatz
Title: President

[signature page of Holder to follow]

[HOLDER SIGNATURE PAGE TO TAPINATOR, INC.

SERIES B EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Series B Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: HSPL Holdings, LLC________________________________________________________________

Address of Holder: 750 Washington Blvd., Stamford, CT 06901_____________________________________________

Signature of Authorized Signatory of Holder: /s/ Darren Ross_______________________________________________

Name of Authorized Signatory: Darren Ross____________________________________________________________

Title of Authorized Signatory: Authorized Signatory ______________________________________________________

Address for Delivery of Securities to Holder (if not same as address for notice): ________________________________

c/o Titan Advisors, LLC 750 Washington Blvd., Stamford, CT 06901_________________________________________

________________________________________________________________________________________________

Series B Preferred Shares: 1,854

EXHIBIT A

CERTIFICATE OF DESIGNATION

SCHEDULE B

FORM OF LEGAL OPINION